Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


                  We consent to the incorporation by reference in this Registration Statement of Domain Energy Corporation on Form S-8 of our report dated February 17, 1998, appearing in the Annual Report on Form 10-K of Domain Energy Corporation for the year ended December 31, 1997.




Deloitte & Touche LLP
Houston, Texas
March 31, 1998